Exhibit 10.1

AMENDMENT NO. 1 TO

2011 SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 29, 2014, is by and among Champions Oncology, Inc. (the “Company”), Battery Ventures IX, L.P. (“Ventures”) and Battery Investment Partners IX, LLC (together with Ventures, “Battery”).

WHEREAS, the Company, Battery and certain other parties are parties to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of March 24, 2011; and

WHEREAS, the Company and Battery wish to amend certain provisions of the Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Battery hereby agree as follows.

1.          The definition of “Change of Control” in Section 1.4 of the Securities Purchase Agreement is hereby replaced in its entirety with the following:

“Change of Control” means the occurrence of any one or more of the following events: (i) the sale or other disposition to an unrelated party of all or substantially all of the assets of the Company, in one transaction or a series of transactions (other than financing arrangements); or (ii) a merger, consolidation or share exchange involving the Company and any other person or entity (other than for the purposes of reincorporation), in which the Company or one of its subsidiaries is not the surviving entity, after approval of the Board of Directors.

2.          All other provisions of the Securities Purchase Agreement shall remain intact. This Amendment shall be interpreted in accordance with the governing law and jurisdiction provisions of Section 7.7 of the Securities Purchase Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile transmission or email.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CHAMPIONS ONCOLOGY, INC.

By:	/s/ Joel Ackerman
Name:	Joel Ackerman
Title:	Chief Executive Officer

BATTERY VENTURES IX, L.P.

By:	Battery Partners IX, LLC
General Partner

	By:	/s/ Scott Tobin
	Name:	Scott Tobin
	Title:	Member Manager

BATTERY INVESTMENT PARTNERS, IX, LLC

By:	Battery Partners IX, LLC
Managing Member

	By:	/s/ Scott Tobin
	Name:	Scott Tobin
	Title:	Member Manager